CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Form 10-K of our report dated March 1, 2004, relating to the financial statements of Calcasieu Real Estate & Oil Co., Inc.

Lake Charles, Louisiana

March 1, 2004